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                                                                     Exhibit 5.1


                                                November 12, 1999


Learn2.com, Inc. (formerly known as 7th Level, Inc.)
1311 Mamaroneck Avenue
White Plains, New York 10605

Ladies and Gentlemen:

      On the date hereof, Learn2.com, Inc. (formerly known as 7th Level, Inc.), a Delaware corporation (the "Company"), intends to transmit to the Securities and Exchange Commission a Registration Statement, on Form S-3 (the "Registration Statement") relating to 1,135,709 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of the Company. This opinion is an exhibit to the Registration Statement.

      We have at times acted as special counsel to the Company with respect to certain corporate and securities matters, and in such capacity we are familiar with the various corporate and other proceedings taken by or on behalf of the Company in connection with the proposed offer and sale of the Shares as contemplated by the Registration Statement. However, we are not general counsel to the Company and would not ordinarily be familiar with or aware of matters relating to the Company unless they are brought to our attention by representatives of the Company.

      In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of
(i) the Company's Restated Certificate of Incorporation as presently in effect,
(ii) its By-Laws as presently in effect, (iii) minutes and other instruments evidencing actions taken by its directors and stockholders, (iv) the Agreement and Plan of Merger, dated as of February 16, 1999, by and among Learn2.com, Inc. (formerly known as 7th Level, Inc.), 7th Level Merger Corporation, Street Technologies, Inc. ("Street") and the stockholders of Street named therein (the "Street Agreement"), (v) the Certificate of Designations, Preferences and Rights of Series D Preferred Stock (the "Certificate of Designations") and such other documents and instruments relating to the Company and the proposed offering as we have deemed necessary under the circumstances. In our examination of all such agreements, documents, certificates and instruments, we have assumed the genuineness of all signatures and the authenticity of all agreements, documents, certificates and instruments submitted to us as originals and the conformity with the originals of all agreements, documents, certificates and instruments submitted to us as certified, conformed or photostatic copies. Insofar
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as this opinion relates to securities to be issued in the future, we have assumed that all applicable laws, rules and regulations in effect at the time of such issuance are the same as such laws, rules and regulations in effect as of the date hereof.

      Except as provided in the next sentence, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States of America. To the extent that matters concerning the Delaware General Corporation Law are involved in the opinions expressed below our opinions are based solely upon our reasonable familiarity with the Delaware General Corporation Law and based on our reading of standard published compilations of such laws. We express no opinion as to the application of the securities or "Blue Sky" laws of any state, including the State of Delaware and the State of New York, to the offer and/or sale of the Shares.

      Based on the foregoing, and subject to and in reliance on the accuracy and completeness of the information relevant thereto provided to us, it is our opinion that the Shares have been duly authorized and, subject to the effectiveness of the Registration Statement and compliance with applicable state securities laws, are, or when issued and paid for in accordance with the terms set forth in the Street Agreement and the Certificate of Designations, as the case may be, will be, legally and validly issued, fully paid and nonassessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as an exhibit to any filing made by the Company under the securities or "Blue Sky" laws of any state of the United States which related to the offer and/or sale of the Shares.

      This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except as expressly provided in the preceding paragraph, without our express written consent, and no party other than you is entitled to rely on it. This opinion is rendered to you as of the date hereof and we undertake no obligation to advise you of any change, whether legal or factual, after the date hereof.

                                          Very truly yours,

                              /s/ SWIDLER BERLIN SHEREFF FRIEDMAN, LLP

                              SWIDLER BERLIN SHEREFF FRIEDMAN, LLP